Earnings Conference Call
4th Quarter 2010
February 23, 2011
Leadership Presenting Today
LaMont Keen Darrel Anderson
President and Chief Executive Vice President
Executive Officer Administrative Services &
Chief Financial Officer

Forward-Looking Statements
Certain statements contained in this presentation, including statements with respect to future earnings, outlook for 2011 key operating and financial metrics, ongoing operations, and financial condition, are forward-looking statements within the meaning of federal securities laws and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995.  Any statements that express or involve discussions as to expectations, beliefs, plans, objectives, assumptions, or future events or performance, often, but not always, through the use of words or phrases such as “anticipates,” “believes,” “estimates,”
“expects,” “intends,” “plans,” “targets,” “predicts,” “projects,” “may result,” “may continue,” or similar expressions, are not statements of historical facts and may be forward-looking.  Forward-looking statements are not guarantees of future performance and involve estimates, assumptions, risks and uncertainties. Actual results, performance or outcomes may differ materially from the results discussed in the statements.  Factors that could cause actual results to differ materially from the forward-
looking statements include the following: (a) the effect of regulatory decisions by the Idaho Public Utilities Commission, the Oregon Public Utility Commission, and the
Federal Energy Regulatory Commission affecting Idaho Power’s ability to recover costs and/or earn a reasonable rate of return, including, but not limited to, the recovery or disallowance of costs that have been deferred, financings, allowed rates of return, electricity pricing and price structures, acquisition and disposal of assets and facilities, and current or prospective wholesale and retail competition; (b) changes in and compliance with state and federal laws, policies, and regulations, including new interpretations and enforcement initiatives by regulatory and oversight bodies,including,but not limited to,the Federal Energy Regulatory Commission and Idaho and
Oregon state regulatory commissions; (c) changes in tax laws or new interpretations of tax laws, and the availability, use, and regulatory treatment of any tax credits; (d)
litigation and regulatory proceedings, and penalties, settlements, or awards that influence business and profitability; (e) changes in and costs of compliance with laws, regulations, and policies relating to the environment, natural resources, and endangered species and the adoption of laws and regulations addressing the environment; (f)
increases in capital expenditures and potential reductions in generation capacity as a result of regulatory conditions that may be imposed on power generating plant license renewals, or the non-renewal of such licenses; (g) global climate change and regional weather variations affecting customer demand and hydroelectric generation;
(h) over-appropriation of surface and groundwater in the Snake River Basin and the resulting impact on hydroelectric generation; (i) inability to obtain required permits and approvals, rights-of-way, and siting, and risks related to contracting, construction, and start-up, for infrastructure development projects; (j) delays and cost increases in connection with the construction or modification of generating facilities and other capital projects; (k) breakdown or failure of equipment, forced outages, availability of electrical transmission capacity, and the availability of water for hydroelectric power generation, natural gas, coal, and diesel for power generation at thermal plants, and wind conditions for wind power generation; (l) changes in costs and availability of materials, fuel, and commodities, and their impact on the ability to meet required load and on the wholesale energy market in the western United States; (m) disruptions of Idaho Power’s transmission system or interconnected transmission systems; (n)
customer growth rates within Idaho Power’s service area; (o) the continuing effects of the weak economy, including decreased demand for electricity and reduced revenue from sales of excess energy during periods of low wholesale market prices; (p) market prices and demand for energy; (q) reductions in credit ratings and the resulting impact on access to capital markets; (r) results of financing efforts, including the ability to obtain financing or refinance existing debt when necessary or on favorable terms; (s) increases in the costs associated with energy commodity and other derivative instruments; (t) general capital market conditions and government regulation that affects the cost of capital, the ability to access the capital markets, and the amount of funding obligations for postretirement benefits; (u) weather and other natural phenomena such as earthquakes, floods, droughts, lightning, wind, and fire and their impact on power demand and infrastructure; and (v) new accounting or
Securities and Exchange Commission or New York Stock Exchange requirements, or new interpretations or application of existing requirements.  Any such forward-
looking statements should be considered in light of these factors and others noted in the companies’ Annual Report on Form 10-K for the year ended December 31, 2010 and other reports on file with the Securities and Exchange Commission.  Any forward-looking statement speaks only as of the date on which such statement is made.
IDACORP and Idaho Power disclaim any obligation to update publicly any forward-looking information, whether in response to new information, future events, or otherwise, except as required by applicable law.

Earnings Contribution
IDACORP and Each IDACORP Su bsidiary
In Thousands Except Per Diluted Share Amounts
Three Months Year Ended
Ended December 31, December 31,
2010 2009 2010 2009
Earnings (Losses) From:
Idaho Power Company $ 18,934 $ 25,892 $ 140,634 $ 122,559
IDACORP Financial Services 533 (53) 212 521
Ida-West Energy 262 (52) 2,572 2,727
Holding Company and All Other 662 (2,274) (620) (1,457)
Net income attributable to IDACORP, Inc.
$ 20,391 $ 23,513 $ 142,798 $ 124,350
Weighted average outstanding shares - diluted 49,162 47,724 48,340 47,182
Earnings per diluted share $ 0.41 $ 0.49 $ 2.95 $ 2.64

Langley Gulch
Progress continues
on capital projects

$160
$120
$80
$40
$0
$124.4
($0.9)
$24.8
($8.3)
$2.8
$142.8
* Amounts are pre-tax
2009 Actuals
Rate & Regulatory Changes and reduced Sales Volumes*
Decreased Income Tax Expense
Increased Depreciation & Property Tax Expense*
Other, Net Increases
2010 Actuals

2009 to 2010 Net Income
(Millions)

Key Financial & Operating
Metrics and 2011 Earnings Guidance
2011 Estimate
(1)
2010 Actual
Idaho Power Operations &  Maintenance Expense (millions) $300 - $310 $294
Idaho Power Capital Expenditures (millions) $320 - $330 $341
Idaho Power Hydroelectric Generation (million MWh) 7.5 - 9.5 7.3
Non-Regulated Subsidiary Earnings and
$0 - $3 $2
Holding Company Expenses (millions)
2011 Earnings Guidance
(1)
$2.80 - $2.95 per diluted share
(1)
 As of February 23, 2011

Questions?

Contact Information
Analysts & Investors Media
Lawrence F. Spencer Christian Lybrook
Director of Investor Relations Corporate Communication
(208) 388-2664 (208) 388-2275
LSpencer@idacorpinc.com CLybrook@idahopower.com
Webcast and presentation archived on WWW.IDACORPINC.COM